As filed with the Securities and Exchange Commission on October 3, 2014

Registration No. 333-198257

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

To

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CU BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	6021	20-1461510
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

15821 Ventura Boulevard, Suite #100, Encino, California 91436

(818) 257-7776

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DAVID I. RAINER

PRESIDENT AND CHIEF EXECUTIVE OFFICER

CU BANCORP

15821 VENTURA BOULEVARD, SUITE #100, ENCINO, CALIFORNIA 91436

(818) 257-7776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Arthur A. Coren Professional Corporation	Anita Y. Wolman, Esq.
Khoi D. Dang, Esq.	General Counsel
Horgan, Rosen, Beckham & Coren, L.L.P.	CU Bancorp
23975 Park Sorrento, Suite 200	15821 Ventura Boulevard, Suite 100
Calabasas, CA 91302-4001	Encino, CA 91436
(818) 591-2121 / Fax: (818) 591-3838	(818) 257-7776 / Fax: (818) 257-7749

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the transaction described in the joint proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. CU Bancorp may not sell these securities until the registration statement filed with the Securities and Exchange Commission of which this document is a part, is declared effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY – SUBJECT TO COMPLETION – OCTOBER 3, 2014

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 to Form S-4 (this “Amendment”) is being filed to amend the Registration Statement on Form S-4 and Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-198257) originally filed by CU Bancorp on August 20, 2014 and September 24, 2014, respectively. The sole purpose of this Amendment is to refile Exhibits 8.1 and 8.2 which are the opinions of Katten Muchin Rosenman LLP and Buchalter Nemer, a Professional Corporation, respectively, regarding certain U.S. federal income tax matters and to re-file the Exhibit Index in Part II. Accordingly, this Amendment consists only of the facing page, this explanatory note, the Exhibit List in Part II, the signature pages and Exhibits 8.1 and 8.2 filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Los Angeles, State of California, on October 3, 2014.

CU BANCORP

By:	/s/ DAVID I. RAINER
Name:	David I. Rainer Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Roberto E. Barragan	Director	October 3, 2014

* Kenneth L. Bernstein	Director	October 3, 2014

* Kenneth L. Cosgrove	Director	October 3, 2014

* Eric S. Kentor	Director	October 3, 2014

* Robert C. Matranga	Director	October 3, 2014

/s/ DAVID I. RAINER David I. Rainer	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 3, 2014

* Roy A. Salter	Director	October 3, 2014

/s/ KAREN A. SCHOENBAUM Karen A. Schoenbaum	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 3, 2014

* Daniel F. Selleck	Director	October 3, 2014

* Lester M. Sussman	Director	October 3, 2014

* Charles H. Sweetman	Director	October 3, 2014

* Anne A. Williams	Director	October 3, 2014

* Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-4 filed on August 20, 2014.

/s/ Anita Y. Wolman
Anita Y. Wolman Attorney-in-fact

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Exhibit Index

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of June 2, 2014, as amended, by and CU Bancorp, California United Bank and 1st Enterprise Bank (included as Appendix A to the joint proxy statement/prospectus included in this Registration Statement and incorporated herein by reference) (Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)(3)

3.1	Articles of Incorporation of CU Bancorp (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-4 filed with the Securities and Exchange Commission on April 13, 2012 (File No. 333-180739))

3.2	Bylaws of CU Bancorp (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-4 filed with the Securities and Exchange Commission on April 13, 2012 (File No. 333-180739))

4.1	Specimen form of Certificate for CU Bancorp Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-4 filed with the Securities and Exchange Commission on April 13, 2012 (File No. 333-180739))

5.1	Opinion of Horgan, Rosen, Beckham & Coren, L.L.P. regarding the legality of the securities being registered(3)

8.1	Opinion of Katten Muchin Rosenman LLP regarding certain U.S. federal income tax matters (1)

8.2	Opinion of Buchalter Nemer, a Professional Corporation, regarding certain U.S. federal income tax matters (1)

10.1†	CU Bancorp 2007 Equity and Incentive Plan as Restated July 31, 2012 and Form of Stock Option Agreement and Form of Restricted Stock Bonus Award Agreement (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2013)

10.2	Form of Non-Solicitation And Confidentiality Agreement by between CU Bancorp, California United Bank and all directors of CU Bancorp and California United Bank (attached as Exhibit B to the Agreement and Plan of Merger, dated as of June 2, 2014 included as Exhibit 2.1 to this registration statement).

10.3	Form of Voting Agreement by and between CU Bancorp, California United Bank and all directors and executive officers of 1st Enterprise Bank relating to the approval of the merger by and among CU Bancorp, California United Bank and 1st Enterprise Bank (attached as Exhibit C to the Agreement and Plan of Merger, dated as of June 2, 2014 included as Exhibit 2.1 to this registration statement).

10.4	Form of Voting Agreement by and between 1st Enterprise Bank and all directors and executive officers of CU Bancorp and California United Bank relating to the approval of the merger by and among CU Bancorp, California United Bank and 1st Enterprise Bank (attached as Exhibit D to the Agreement and Plan of Merger, dated as of June 2, 2014 included as Exhibit 2.1 to this registration statement).

10.5†	Separation and Consulting Agreement, by and between CU Bancorp and John C. Black, dated June 9, 2014 (3)

10.6†	CU Bancorp 2007 Equity and Incentive Plan, as amended and Restated July 31, 2014 (3)

10.7†	Letter Agreement, dated June 3, 2014, regarding Retention Benefits for Charles Kohl(3)

10.8†	Letter Agreement, dated June 3, 2014 regarding the Employment of K. Brian Horton as President of CU Bancorp and California United Bank(3)

10.9†	Letter Agreement, dated June 3, 2014, regarding Retention Benefits for Jeffrey McGraa(3)

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Exhibit No.	Exhibit Description

12.1	Ratio of Earnings to Fixed Charges(3)

21.1	Subsidiaries of Registrant(3)

23.1	Consent of Horgan, Rosen, Beckham & Coren, L.L.P. (included in Exhibit 5.1) (3)

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 8.1) (1)

23.3	Consent of Buchalter Nemer, a Professional Corporation (included in Exhibit 8.2)(1)

23.4	Consent of McGladrey LLP(3)

23.5	Consent of Moss Adams LLP(3)

24.1	Power of Attorney(3)

99.1	Form of Proxy Card for the CU Bancorp Annual Meeting(3)

99.2	Form of Proxy Card for the 1st Enterprise Bank Annual Meeting(3)

99.3	Fairness Opinion of Sandler O’Neill & Partners, L.P. (included as Appendix C to the Proxy Statement/Prospectus)

99.4	Fairness Opinion of D.A. Davidson & Co. (included as Appendix D to the Proxy Statement/Prospectus)

99.5	Consent of Sandler O’Neill & Partners, L.P. (3)

99.6	Consent of D.A. Davidson & Co. (3)

99.7	Consent of David C. Holman to be Named Director (3)

99.8	Consent of K. Brian Horton to be Named Director (3)

99.9	Proposed Form of Certificate of Determination of CU Bancorp Non-Cumulative Perpetual Preferred Stock, Series A(3)

99.10	Consent of Charles R. Beauregard to be Named Director (3)

99.11	Consent of Jeffrey J. Leitzinger to be Named Director (3)

†	Represents a management contract or compensatory plan or arrangement.
(1)	Filed herewith.
(2)	To be filed by amendment.
(3)	Previously filed with the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on August 20, 2014, and as amended by Pre-Effective Amendment No. 1 to Form S-4, as filed with the Securities and Exchange Commission on September 24, 2014.

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